Exhibit 99.1

Contact:

Scott C. Harvard	M. Shane Bell
President and CEO	Executive Vice President and CFO
(540) 465-9121	(540) 465-9121
sharvard@fbvirginia.com	Sbell@fbvirginia.com

News Release
October 29, 2014

First National Corporation Announces Third Quarter Net Income of $1.2 Million

Strasburg, Virginia (October 29, 2014) --- First National Corporation (the “Company”) (OTCBB: FXNC), the parent company of First Bank (the “Bank”), reported earnings of $1.2 million, or $0.19 per basic and diluted share, for the quarter ended September 30, 2014.

Operating Highlights for the Third Quarter

•	Return on average assets was 0.95%
•	Net interest margin improved to 3.92%
•	Third consecutive quarter of loan growth
•	Revenue from wealth management increased 22% to $494 thousand
•	Loan Production Office opened in Harrisonburg with experienced business banker
•	Mortgage division expanded to Harrisonburg
•	Book value per share increased from $5.93 to $8.77 per common share
•	Hired new Chief Credit Officer

“During the third quarter, our banking company delivered solid performance while adding new potential sources of revenue and growth. We are excited about our entry into Harrisonburg and the greater Augusta County markets through the addition of First Mortgage and a new commercial loan production office,” said Scott C. Harvard, President and CEO of the Company and the Bank. “Double digit growth in noninterest-bearing deposits since year-end, three consecutive quarters of loan growth, and double digit growth in wealth management income validate our commitment to service driven by our philosophy that People Matter.”

Third Quarter Earnings

Net income totaled $1.2 million for the third quarter of 2014, which was unchanged compared to the same period of 2013. The return on average assets was 0.95% for the third quarter compared to 0.92% for the same quarter one year ago, and the return on average equity was 8.65% compared to 11.44%.

Net interest income totaled $4.8 million for the quarter, compared to $4.6 million for the same period one year ago. The net interest margin was 3.92% compared to 3.68% for the third quarter of 2013. Revenue from wealth management fees increased by $88 thousand, or 22%, and other operating income increased by $49 thousand, or 57%, comparing the third quarter to the same period one year ago.  Increases in other operating income included income from bank owned life insurance that increased by $35 thousand, or 51%, to $103 thousand for the quarter compared to $68 thousand for the same period one year ago.  These increases were partially offset by losses on securities transactions totaling $91 thousand. Total noninterest income increased by $29 thousand, or 2% comparing the same periods.

Noninterest expense increased by $105 thousand, or 2%, to $4.8 million for the quarter compared to $4.6 million for the same period in the prior year.  Salaries and employee benefits increased by $257 thousand, or 11%, and other operating expenses increased by $173 thousand, or 28%. Increases in salaries and employee benefits were impacted by the launch of First Mortgage, a new division of First Bank that began operations in May, along with the addition of a chief credit officer and three experienced commercial lenders. Increases in other operating expenses were primarily attributable to higher bank franchise tax from higher levels of capital, recruiting expenses, and additional expenses relating to the launch of the new mortgage division. These increases were partially offset by a $275 thousand decrease in expenses from other real estate owned and a $99 thousand decrease in FDIC assessment expense, comparing the third quarter to the same period one year ago.

The Bank recorded a recovery of loan losses totaling $100 thousand during the quarter, which resulted in a total allowance for loan losses of $9.7 million, or 2.59% of total loans at September 30, 2014.  The recovery of loan losses was primarily a result of a decrease in the specific allocation from the improvement and resolution of certain impaired loans during the quarter.  This compared to a provision for loan losses of $275 thousand and an allowance for loan losses of $11.9 million, or 3.24% of total loans, at the end of the third quarter of 2013.

Year-to-Date Earnings

Net income totaled $3.9 million for the nine months ended September 30, 2014, compared to $2.5 million for the same period of 2013.  The return on average assets was 1.00% for the period compared to 0.62% for the same period one year ago, and the return on average equity was 9.41% compared to 7.48% for the same period in 2013.

Net interest income totaled $13.8 million for the period, compared to $13.9 million for the same period one year ago.  The net interest margin was 3.82% compared to 3.73% for the same period of 2013.  Noninterest income, excluding a one-time gain on termination of a postretirement benefit, increased by $378 thousand, or 8% when comparing the periods.  Revenues from service charges on deposits increased $378 thousand, or 24%, and revenues from wealth management increased $217 thousand, or 18%, when comparing the nine months ended September 30, 2014 to the same period of 2013.

Noninterest expense decreased $604 thousand, or 4%, to $13.9 million for the period compared to $14.5 million for the same period in the prior year.  Expenses from other real estate owned decreased by $797 thousand and the FDIC assessment expense decreased by $326 thousand, or 46%.  These decreases were partially offset by increases in expenses that included other operating expense, which was $213 thousand, or 10%, higher than the nine months ended September 30, 2013 and salaries and employee benefits, which was $243 thousand, or 3% higher than the same period one year ago.

The Bank recorded a recovery of loan losses totaling $700 thousand for the period.  The recovery of loan losses was primarily a result of a decrease in the general allocation from an improvement in the historical loss experience and improved asset quality.  This compared to a provision for loan losses of $2.5 million for the same period of 2013.

Balance Sheet

At September 30, 2014, the Company’s total assets were $519.3 million, total loans were $374.9 million, and total deposits were $438.9 million. Due to three consecutive quarters of loan growth, the Company’s cash balance decreased in order to fund new loans. The Company also experienced an improvement in the deposit mix with higher levels of non-interest bearing deposits compared to lower levels of time deposits. Both of these changes had a favorable impact on the net interest margin.

Capital and Asset Quality

Substandard loans decreased by $11.0 million, or 35%, to $20.1 million at the end of the third quarter compared to $31.1 million for the same period one year ago.  Nonperforming assets decreased to $10.5 million at September 30, 2014 compared to $11.8 million one year ago, and troubled debt restructurings decreased to $796 thousand from $834 thousand, comparing the same periods.

Total shareholders’ equity increased $14.0 million to $57.6 million at September 30, 2014, compared to $43.6 million one year ago.  The book value per common share was $8.77 at the end of the third quarter.  Regulatory capital ratios were higher than previous periods, with the total risk-based capital ratio at 18.91% at September 30, 2014.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

About the Company

First National Corporation, headquartered in Strasburg, Virginia, is the bank holding company of First Bank. First Bank offers loan, deposit, trust and investment products and services from 12 office locations located throughout the Shenandoah Valley region of Virginia. Banking services are also accessed from the Bank’s website, www.fbvirginia.com, and from a network of ATMs located throughout its market area.  First Bank also owns First Bank Financial Services, Inc., which invests in entities that provide investment services and title insurance.

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
Income Statement	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Interest income
Interest and fees on loans	$ 4,536	$ 4,403	$ 4,215	$ 4,422	$ 4,673
Interest on deposits in banks	3	14	16	16	18
Interest on securities available for sale	622	657	657	636	577
Dividends on restricted securities	20	21	21	19	18
Total interest income	$ 5,181	$ 5,095	$ 4,909	$ 5,093	$ 5,286

Interest expense
Interest on deposits	$ 343	$ 373	$ 400	$ 458	$ 572
Interest on federal funds purchased	2	-	-	-	-
Interest on trust preferred capital notes	55	54	54	56	55
Interest on other borrowings	30	30	29	30	30
Total interest expense	$ 430	$ 457	$ 483	$ 544	$ 657

Net interest income	$ 4,751	$ 4,638	$ 4,426	$ 4,549	$ 4,629
Provision for (recovery of) loan losses	(100)	(400)	(200)	(2,950)	275
Net interest income after provision for (recovery of) loan losses	$ 4,851	$ 5,038	$ 4,626	$ 7,499	$ 4,354

Noninterest income
Service charges on deposit accounts	$ 655	$ 642	$ 630	$ 654	$ 627
ATM and check card fees	367	366	335	354	373
Wealth management fees	494	472	484	463	406
Fees for other customer services	94	126	87	89	86
Gains on sale of loans	-	-	3	22	47
Gains (losses) on sale of securities	(91)	22	-	-	-
Other operating income	135	96	77	189	86
Total noninterest income	$ 1,654	$ 1,724	$ 1,616	$ 1,771	$ 1,625

Noninterest expense
Salaries and employee benefits	$ 2,668	$ 2,554	$ 2,509	$ 3,040	$ 2,411
Occupancy	303	278	315	302	306
Equipment	299	295	304	319	302
Marketing	114	125	109	41	81
Stationery and supplies Legal and professional fees	84 250	93 246	80 202	66 340	66 237
ATM and check card fees	167	163	163	166	176
FDIC assessment	90	122	172	174	189
Other real estate owned, net	(23)	(70)	31	380	252
Net losses on disposal of premises and equipment	-	-	2	393	-
Loss on lease termination	-	-	-	263	-
Other operating expense	801	740	726	748	628
Total noninterest expense	$ 4,753	$ 4,546	$ 4,613	$ 6,232	$ 4,648

Income before income taxes	$ 1,752	$ 2,216	$ 1,629	$ 3,038	$ 1,331
Income tax provision (benefit)	505	674	483	(4,352)	91
Net income	$ 1,247	$ 1,542	$ 1,146	$ 7,390	$ 1,240
Effective dividend and accretion on preferred stock	329	260	221	228	229
Net income available to common shareholders	$ 918	$ 1,282	$ 925	$ 7,162	$ 1,011

Common Share and Per Common Share Data
Net income, basic and diluted	$ 0.19	$ 0.26	$ 0.19	$ 1.46	$ 0.21
Shares outstanding at period end	4,903,612	4,902,582	4,901,464	4,901,464	4,901,464
Weighted average shares, basic and diluted	4,902,716	4,901,599	4,901,464	4,901,464	4,901,464
Book value at period end	$ 8.77	$ 8.58	$ 8.24	$ 7.96	$ 5.93
Cash dividends	$ 0.025	$ 0.025	$ -	$ -	$ -

FIRST NATIONAL CORPORATION
Quarterly Performance Summary
(in thousands, except share and per share data)
	(unaudited) For the Quarter Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Key Performance Ratios
Return on average assets	0.95%	1.16%	0.88%	5.55%	0.92%
Return on average equity	8.65%	11.05%	8.53%	62.92%	11.44%
Net interest margin	3.92%	3.81%	3.72%	3.68%	3.68%
Efficiency ratio (1)	72.74%	71.94%	74.85%	81.40%	69.60%

Average Balances
Average assets	$ 521,611	$ 531,250	$ 525,337	$ 528,475	$ 535,885
Average earning assets	487,540	496,304	490,521	496,619	505,888
Average shareholders’ equity	57,206	55,965	54,460	46,569	43,001

Asset Quality
Loan charge-offs	$ 910	$ 306	$ 239	$ 192	$ 955
Loan recoveries	720	429	79	1,911	77
Net charge-offs (recoveries)	190	(123)	160	(1,719)	878
Non-accrual loans	8,673	11,221	11,697	11,678	8,000
Other real estate owned, net	1,807	2,221	2,991	3,030	3,833
Nonperforming assets	10,480	13,443	14,688	14,708	11,833
Loans over 90 days past due, still accruing	2,148	325	111	49	2,150
Troubled debt restructurings, accruing	796	978	986	829	834
Special mention loans	18,411	19,807	20,606	19,660	23,226
Substandard loans, accruing	20,088	20,315	21,917	22,909	31,119
Doubtful loans	-	-	-	-	-

Capital Ratios
Tier 1 capital	$ 66,302	$ 64,732	$ 63,041	$ 61,800	$ 56,830
Total capital	71,060	69,455	67,687	66,437	61,565
Total capital to risk-weighted assets	18.91%	18.64%	18.49%	18.21%	16.57%
Tier 1 capital to risk-weighted assets	17.65%	17.38%	17.22%	16.94%	15.29%
Leverage ratio	12.73%	12.22%	12.05%	11.75%	10.61%

Balance Sheet
Cash and due from banks	$ 6,862	$ 6,587	$ 7,106	$ 5,767	$ 8,649
Interest-bearing deposits in banks	3,885	12,735	27,017	25,741	29,221
Securities available for sale, at fair value	104,643	108,884	110,561	103,301	105,321
Restricted securities, at cost	1,636	1,636	1,636	1,804	1,804
Loans, net of allowance for loan losses	365,155	357,484	349,250	346,449	354,952
Premises and equipment, net	16,175	16,305	16,470	16,642	17,417
Accrued interest receivable	1,327	1,258	1,305	1,302	1,339
Other assets	19,682	20,434	21,250	21,884	17,752
Total assets	$ 519,365	$ 525,323	$ 534,595	$ 522,890	$ 536,455

Noninterest-bearing demand deposits	$ 103,019	$ 99,396	$ 101,813	$ 92,901	$ 95,609
Savings and interest-bearing demand deposits	224,655	235,929	239,725	234,054	229,990
Time deposits	111,245	115,873	120,151	123,756	145,664
Total deposits	$ 438,919	$ 451,198	$ 461,689	$ 450,711	$ 471,263
Federal funds purchased	5,325	-	-	-	-
Other borrowings	6,033	6,039	6,046	6,052	6,058
Trust preferred capital notes	9,279	9,279	9,279	9,279	9,279
Other liabilities	2,231	2,151	2,614	3,288	6,244
Total liabilities	$ 461,787	$ 468,667	$ 479,628	$ 469,330	$ 492,844

FIRST NATIONAL CORPORATION Quarterly Performance Summary (in thousands, except share and per share data)

	(unaudited)
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013

Balance Sheet (continued)
Preferred stock	$ 14,595	$ 14,595	$ 14,595	$ 14,564	$ 14,525
Common stock	6,130	6,128	6,127	6,127	6,127
Surplus	6,828	6,821	6,813	6,813	6,813
Retained earnings	30,312	29,516	28,286	27,360	20,199
Accumulated other comprehensive loss, net	(287)	(404)	(854)	(1,304)	(4,053)
Total shareholders’ equity	$ 57,578	$ 56,656	$ 54,967	$ 53,560	$ 43,611
Total liabilities and shareholders’ equity	$ 519,365	$ 525,323	$ 534,595	$ 522,890	$ 536,455

Loan Data
Mortgage loans on real estate:
Construction and land development	$ 29,862	$ 32,795	$ 33,876	$ 34,060	$ 34,404
Secured by farm land	1,193	1,234	1,257	1,264	1,302
Secured by 1-4 family residential	155,479	151,043	147,541	141,961	142,446
Other real estate loans	153,576	145,249	141,462	144,704	155,389
Loans to farmers (except those secured by real estate)	2,905	3,067	3,060	3,418	2,130
Commercial and industrial loans (except those secured by real estate)	20,038	21,730	20,321	19,385	19,186
Consumer installment loans	4,881	4,859	4,816	4,935	5,420
Deposit overdrafts	248	229	213	279	187
All other loans	6,689	7,284	6,987	7,087	6,363
Total loans	$ 374,871	$ 367,490	$ 359,533	$ 357,093	$ 366,827
Allowance for loan losses	(9,716)	(10,006)	(10,283)	(10,644)	(11,875)
Loans, net	$ 365,155	$ 357,484	$ 349,250	$ 346,449	$ 354,952

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 4,536	$ 4,403	$ 4,215	$ 4,422	$ 4,673
Interest income – investments and other	645	692	694	671	613
Interest expense – deposits	343	373	400	458	572
Interest expense – other borrowings	30	30	29	30	30
Interest expense – trust preferred capital notes	55	54	54	56	55
Interest expense – other	2	-	-	-	-
Total net interest income	$ 4,751	$ 4,638	$ 4,426	$ 4,549	$ 4,629
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 27	$ 28	$ 29	$ 21	$ 23
Tax benefit realized on non-taxable interest income – municipal securities	44	49	49	43	39
Total tax benefit realized on non-taxable interest income	$ 71	$ 77	$ 78	$ 64	$ 62
Total tax-equivalent net interest income	$ 4,822	$ 4,715	$ 4,504	$ 4,613	$ 4,691

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
Income Statement	September 30, 2014	September 30, 2013
Interest and dividend income
Interest and fees on loans	$ 13,154	$ 14,422
Interest on federal funds sold	-	-
Interest on deposits in banks	33	45
Interest and dividends on securities available for sale:
Taxable interest	1,660	1,313
Tax-exempt interest	276	228
Dividends	62	56
Total interest and dividend income	$ 15,185	$ 16,064

Interest expense
Interest on deposits	$ 1,115	$ 1,910
Interest on federal funds purchased	2	-
Interest on trust preferred capital notes	163	166
Interest on other borrowings	89	89
Total interest expense	$ 1,369	$ 2,165

Net interest income	$ 13,816	$ 13,899
Provision for (recovery of) loan losses	(700)	2,525
Net interest income after provision for (recovery of) loan losses	$ 14,516	$ 11,374

Noninterest income
Service charges on deposit accounts	$ 1,928	$ 1,550
ATM and check card fees	1,067	1,071
Wealth management fees	1,450	1,233
Fees for other customer services	307	302
Gains on sale of loans	3	171
Gains (losses) on sale of securities available for sale	(69)	-
Other operating income	309	833
Total noninterest income	$ 4,995	$ 5,160

Noninterest expense
Salaries and employee benefits	$ 7,731	$ 7,488
Occupancy	896	980
Equipment	898	889
Marketing	349	304
Stationery and supplies Legal and professional fees	258 699	222 635
ATM and check card fees	493	502
FDIC assessment	384	710
Other real estate owned, net	(62)	735
Net losses on disposal of premises and equipment	2	-
Other operating expense	2,266	2,053
Total noninterest expense	$ 13,914	$ 14,518

Income before income taxes	$ 5,597	$ 2,016
Income tax provision (benefit)	1,662	(468)
Net income	$ 3,935	$ 2,484
Effective dividend and accretion on preferred stock	810	684
Net income available to common shareholders	$ 3,125	$ 1,800

Common Share and Per Common Share Data
Net income, basic and diluted	$ 0.64	$ 0.37
Shares outstanding at period end	4,903,612	4,901,464
Weighted average shares, basic and diluted	4,901,931	4,901,464
Book value at period end	$ 8.77	$ 5.93
Cash dividends	$ 0.05	$ -

FIRST NATIONAL CORPORATION
Year-to-Date Performance Summary
(in thousands, except share and per share data)

	(unaudited) For the Nine Months Ended
	September 30, 2014	September 30, 2013
Key Performance Ratios
Return on average assets	1.00%	0.62%
Return on average equity	9.41%	7.48%
Net interest margin	3.82%	3.73%
Efficiency ratio	73.15%	72.62%

Average Balances
Average assets	$ 526,044	$ 535,258
Average earning assets	491,443	504,797
Average shareholders’ equity	55,877	44,414

Asset Quality
Loan charge-offs	$ 1,455	$ 4,300
Loan recoveries	1,227	575
Net charge-offs	228	3,725

Reconciliation of Tax-Equivalent Net Interest Income
GAAP measures:
Interest income – loans	$ 13,154	$ 14,422
Interest income – investments and other	2,031	1,642
Interest expense – deposits	1,115	1,910
Interest expense – other borrowings	89	89
Interest expense – trust preferred capital notes	163	166
Interest expense – other	2	-
Total net interest income	$ 13,816	$ 13,899
Non-GAAP measures:
Tax benefit realized on non-taxable interest income – loans	$ 83	$ 60
Tax benefit realized on non-taxable interest income – municipal securities	142	117
Total tax benefit realized on non-taxable interest income	$ 225	$ 177
Total tax-equivalent net interest income	$ 14,041	$ 14,076

(1) The efficiency ratio is computed by dividing noninterest expense excluding other real estate owned expense, loss on land lease termination and net losses on disposal of premises and equipment by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains and losses on sales of securities and gain on termination of postretirement benefit.  Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 34%. See the table above for the quarterly tax-equivalent net interest income and a reconciliation of net interest income to tax-equivalent net interest income.  The efficiency ratio is a non-GAAP financial measure that management believes provides investors with important information regarding operational efficiency.  Such information is not in accordance with generally accepted accounting principles (GAAP) and should not be construed as such.  Management believes such financial information is meaningful to the reader in understanding operational performance, but cautions that such information not be viewed as a substitute for GAAP.